UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

KBL HEALTHCARE ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51228	20-1994619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Madison Avenue, 14th Floor, New York, New York	10022
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:    (416) 644-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 27, 2005, the initial public offering ("IPO") of 8,000,000 Units ("Units") of KBL Healthcare Acquisition Corp. II (the "Company") was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share ("Common Stock"), and two Warrants ("Warrants"), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $48,000,000. Audited financial statements as of April 27, 2005 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has been informed by EarlyBirdCapital, Inc., the lead underwriter in the IPO, that, if this Current Report on Form 8-K is filed on April 27, 2005, then separate trading of the Common Stock and Warrants included in the Company's Units may commence on or about May 4, 2005, subject to EarlyBirdCapital, Inc.'s final consent. A copy of the press release announcing separate trading of the Common Stock and Units is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated April 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 27, 2005  KBL HEALTHCARE ACQUISITION CORP. II

By: /s/ Marlene Krauss Marlene Krauss, M.D. Chief Executive Officer